UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) )

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Quadro Acquisition One Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

QUADRO ACQUISITION ONE CORP.

2685 NOTTINGHAM AVENUE

LOS ANGELES, CA 90027

SUPPLEMENT TO PROXY STATEMENT

FOR

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 20, 2023

On November 7, 2023, Quadro Acquisition One Corp. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) and mailed to its shareholders a definitive proxy statement (“Proxy Statement”) with respect to an extraordinary general meeting in lieu of an annual general meeting (the “Meeting”) to be held on November 20, 2023. This supplement (the “Supplement”) relates to the proposed extension of the date by which the Company has to consummate a business combination from November 22, 2023 to May 22, 2024 (or such earlier date as determined by the board of directors of the Company). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement. As previously disclosed, shareholders of record as of October 19, 2023 (“Record Date”) are entitled to attend and vote at the Meeting. The Meeting will be held at 1:00 p.m. Eastern Time on November 20, 2023, at the offices of Ellenoff Grossman & Schole LLP located at 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, and virtually at https://www.cstproxy.com/quadroacquisitionone/2023. The Company is filing this Supplement with the SEC to advise its shareholders that:

As stated in the Proxy Statement, the Sponsor (or its designees) intends to contribute to the Company as a loan the lesser of (a) an aggregate of $40,000 per month or (b) $0.25 per month for each Public Share that is not redeemed in connection with the Charter Extension for each calendar month (commencing on November 22, 2023 and on the 22nd day of each subsequent month) until the Charter Extension Date, or portion thereof, that is needed to complete a Business Combination (such loans, the “Contribution”), which amount will be deposited into the Trust Account, if the Charter Extension were to be approved and implemented.

This Supplement serves to clarify and correct the Contribution amount in the Proxy Statement to the lesser of (a) an aggregate of $40,000 per month or (b) $0.025 per month for each Public Share that is not redeemed in connection with the Charter Extension for each calendar month (commencing on November 22, 2023 and on the 22nd day of each subsequent month) until the Charter Extension Date, or portion thereof, that is needed to complete a Business Combination (such loans, the “Contribution”), which amount will be deposited into the Trust Account, if the Charter Extension were to be approved and implemented.

As such, of the Extension Amendment Proposal is approved and implemented, the Sponsor or its designees has agreed to contribute to the Company as a loan the lesser of (a) an aggregate of $40,000 per month or (b) $0.025 per month for each Public Share that is not redeemed in connection with the Charter Extension for each calendar month (commencing on November 22, 2023 and on the 22nd day of each subsequent month) until the Charter Extension Date, or portion thereof, that is needed to complete a Business Combination (such loans, the “Contribution”), which amount will be deposited into the Trust Account. Accordingly, the amount deposited per share will depend on the number of Public Shares that remain outstanding after the Redemption and the length of the extension period that will be needed to complete the Business Combination. If more than 1,600,000 Public Shares remain outstanding after the Redemption, then the amount paid per share will be reduced proportionately. For example, if we need until May 22, 2024 to complete the Business Combination, no Public Shares are redeemed and all of our Public Shares remain outstanding in connection with the Charter Extension, then the amount deposited per share will be approximately $0.09 per share, with the aggregate maximum contribution to the Trust Account being $240,000. However, if more than 948,153 Public Shares are redeemed and less than or equal to 1,600,000 of our Public Shares remain outstanding after the Redemption, then the amount deposited per share will be approximately $0.15 per share, with the aggregate maximum contribution to the Trust Account being $240,000.

Assuming the Extension Amendment Proposal is approved, the first monthly Contribution will be deposited into the Trust Account promptly following the Original Termination Date. Each additional monthly Contribution will be deposited in the Trust Account on or before the 22nd day of such calendar month. Accordingly, if the Extension Amendment Proposal is approved and we need until the Charter Extension Date, which is the full amount of time permitted by the Charter Extension, to complete the Business Combination, the redemption amount per share at the meeting for such Business Combination or the Company’s subsequent liquidation will be approximately $10.73 per share (plus any applicable interest accrued) if all of our Public Shares remain outstanding after redemptions, or approximately $10.79 per share (plus any applicable interest accrued) if more than 948,153 Public Shares are redeemed and less than or equal to 160,000 Public Shares remain outstanding, in comparison to the current redemption amount of approximately $10.64 per share (which amount includes interest not previously released to the Company to pay its taxes). Any Contribution is conditioned upon the implementation of the Extension Amendment Proposal. No Contribution will occur if the Extension Amendment Proposal is not approved or if the Charter Extension is not completed. The amount of each Contribution will not bear interest and will be repayable by the Company to the Sponsor or its designees upon consummation of the Business Combination. We will have the sole discretion whether to continue extending for additional calendar months until the Charter Extension Date. If we opt not to utilize any remaining portion of the extension, then we will liquidate and dissolve promptly in accordance with our Memorandum and Articles of Association (as amended pursuant to the Extension Amendment Proposal).

This Supplement to the Proxy Statement relates to the Charter Extension. Additional information is contained in the Proxy Statement, which was previously mailed to you, if you requested a hard copy. To the extent that the information in this Supplement differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Supplement shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read this Supplement carefully and in its entirety together with the Proxy Statement. Shareholders remain entitled to cast, revoke or re-cast their vote in relation to the Proposals to which the Proxy Statement relates.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY SHAREHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE MEETING HAS NOT CHANGED.

You may revoke a proxy at any time before it is voted at the Meeting by executing and returning a proxy card dated later than the previous one, or by submitting a written revocation to our Chief Executive Officer, Dimitri Elkin, at delkin@quadrocapital.com or to Advantage Proxy, Inc. at (877) 870-8565 (toll free) or by email at ksmith@advantageproxy.com, so that it is received before we take the vote at the Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The date of this Supplement to the Proxy Statement is November 13, 2023.